         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE
         "ACT"). THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED
         IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE
         SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM,
         SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN
         COMPARABLE TRANSACTIONS THAT REGISTRATION IS NOT REQUIRED UNDER
         SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                            12% CONVERTIBLE DEBENTURE

New York, New York
April ___, 2005                                                $________________

                  FOR VALUE RECEIVED, VSUS TECHNOLOGIES INCORPORATED, a Delaware
corporation (hereinafter called the "Borrower"), hereby promises to pay to the order of ___________________________ or registered assigns (the "Holder") the sum of __________________ Dollars ($___________), on December 3, 2005 (the
"Maturity Date"), and to pay interest on the unpaid principal balance hereof at the rate of twelve percent (12%) per annum (the "Initial Interest Rate") from
April ___, 2005 (the "Issue Date") until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Any amount of principal or interest on this Debenture which is not paid when due shall bear interest at the rate of fifteen percent (15%) per annum from the due date thereof until the same is paid ("Default Interest"). Interest shall commence accruing on the issue date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable, at the Maturity
Date, or at the time of conversion of the principal to which such interest relates in accordance with Article I below. All payments due hereunder (to the extent not converted into common stock, par value $0.001 per share, of the
Borrower (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America or, at the option of the Holder, in whole or in part, in shares of Common Stock of the Borrower valued at the then applicable Conversion Price (as defined herein). All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Debenture, the term
"business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. This Debenture shall be secured pursuant to the terms of that certain Security Agreement by and between the Borrower and the Holder and that certain Pledge Agreement by and between the
Borrower and the Holder, both of even date

herewith. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Securities Purchase Agreement, dated April 12, 2005, pursuant to which this Debenture was originally issued
(the "Purchase Agreement").

     The following terms shall apply to this Debenture:

                          ARTICLE I. CONVERSION RIGHTS

     1.1 CONVERSION RIGHT.

          (A) CONVERSION. Subject to Section 1.1(b), the Holder shall have the right at any time, and from time to time, on or prior to the earlier of (i) the
Maturity Date and (ii) the date of payment of (A) the Optional Prepayment Amount
(as defined in Section 5.1) or (B) any payments pursuant to Section 1.7, each in respect of the remaining outstanding principal amount and accrued and unpaid interest thereon of this Debenture, to convert all or any part of the outstanding and unpaid principal amount of this Debenture into fully paid and non-assessable shares of Common Stock (the "Conversion Shares"), as such Common
Stock exists on the Issue Date, or any shares of capital stock or other securities of the Borrower into which such Common Stock shall hereafter be changed or reclassified at the Conversion Price (as defined below) determined as provided herein (a "Conversion"); provided, however, that in no event shall the
Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates
(other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debentures or the unexercised or unconverted portion of any other security of the Borrower
(including, without limitation, the warrants issued by the Borrower pursuant to the Purchase Agreement) subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of Conversion
Shares issuable upon the conversion of the portion of this Debenture with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as
amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The Holder of this Debenture may waive the limitations set forth herein by written notice of not less than sixty (60) days to the Company. The number of Conversion Shares to be issued upon each conversion of this Debenture shall be determined by dividing the Conversion
Amount (as defined below) by the applicable Conversion Price in effect on the date of the notice of conversion, in the form attached hereto as EXHIBIT A (the
"Notice of Conversion"), is delivered to the Borrower by the Holder in accordance with Section 1.4 below (the "Conversion Date"). The term "Conversion
Amount" means, with respect to any conversion of this Debenture, the sum of (1)
the principal amount of this Debenture to be converted in such conversion plus
(2) accrued and unpaid interest, if any, on such

principal amount at the interest rate s provided in this Debenture to the
Conversion Date plus (3) Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus (4) at the Holder's option, any amounts owed to the Holder pursuant to this Debenture (including, without limitation Section 1.6 hereof) or pursuant to Section 2(b) of that certain Registration Rights Agreement, dated as of April 12, 2005, executed in connection with the initial issuance of this Debenture and the other Debentures issued on the Issue Date (the "Registration Rights Agreement").

          (b) PREPAYMENT IN LIEU OF CONVERSION.

          (I) BORROWER'S PREPAYMENT OPTION. Notwithstanding anything to the contrary contained in Section 1.1(a), at Borrower's option at any time commencing nine months following the Issue Date, upon ninety (90) days prior written notice subject to the effectiveness, at such time, of a registration statement for the resale of the Conversion Shares (and the Shares and Warrant
Shares as those terms are defined in the Purchase Agreement), the Borrower shall have the right to prepay the entire principal amount of the Debenture (the
"Prepayment Option"). Unless the Holder shall have previously converted the entire principal amount of this Debenture, then on the 91st day following such notice, the Borrower shall make payment to the Holder of an amount in cash equal to the sum of (w) the principal amount of the Debenture outstanding on such day plus (x) accrued and unpaid interest on such unpaid principal amount plus (y)
Default Interest, if any, on the amounts referred to in clauses (w) and (x) plus
(z) any amounts owed to the Holder pursuant to this Debenture (including, without limitation Section 1.6 hereof) or pursuant to Section 2(c) of the
Registration Rights Agreement (the "Prepayment Amount"). If the Borrower fails to make such payment within one (1) business day of such date the Borrower shall be subject to a penalty of .005 multiplied by the Prepayment Amount for every additional business day on which such payment is not made.

          (II) HOLDER'S PREPAYMENT OPTION. Notwithstanding anything to the contrary, contained in Section 1.1(a), at Holder's option, Holder shall have the right at any time to be prepaid, in whole or in part, any amounts due under the terms of the Debenture from the proceeds of any underwritten public offering of the Borrower's securities resulting in gross proceeds of $5 million or more. In order to exercise such right, Holder shall deliver a written notice of prepayment to the Borrower. The Borrower shall make payment to the Holder of an amount in cash equal to the sum indicated in such notice within three (3)
business days following the date on which notice of prepayment is delivered.

     1.2 CONVERSION PRICE.

          (a) CALCULATION OF CONVERSION PRICE. The Conversion Price shall be equal to $0.25 per share, (the "Conversion Price"). The Conversion Price shall be subject, to equitable adjustments for stock splits, reverse stock splits, stock dividends or rights offerings by the Borrower relating to the Borrower's securities

or the securities of any subsidiary of the Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events.

          (b) DEFICIENCY UPON CONVERSION. Upon Conversion, in the event of any deficiency of any amounts due Holder hereunder, Borrower agrees to pay Holder, at Holder's option any such deficiency in either cash or additional shares of
Common Stock. If the Holder elects to be paid such deficiency in Common Stock, such Common Stock shall be valued at the Conversion Price, then in effect.

     1.3 AUTHORIZED SHARES. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Debenture and the other Debentures issued pursuant to the Purchase
Agreement. As of the date of issuance of this Debenture, ______________
authorized and unissued shares of Common Stock have been duly reserved for issuance upon conversion of this Debenture and the other Debentures issued pursuant to the Purchase Agreement (the "Reserved Amount"). The Reserved Amount
shall be increased from time to time in accordance with the Borrower's obligations pursuant to Section 4(h) of the Purchase Agreement. The Borrower
represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debentures shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Debentures. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the
Common Stock issuable upon conversion of this Debenture, and (ii) agrees that its issuance of this Debenture shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Debenture.

     If, at any time a Holder of this Debenture submits a Notice of Conversion, and the Borrower does not have sufficient authorized but unissued shares of
Common Stock available to effect such conversion in accordance with the provisions of this Article I (a "Conversion Default"), subject to Section 4.8, the Borrower shall issue to the Holder all of the shares of Common Stock which are then available to effect such conversion. The portion of this Debenture which the Holder included in its Conversion Notice and which exceeds the amount which is then convertible into available shares of Common Stock (the "Excess
Amount") shall, notwithstanding anything to the contrary contained herein, not be convertible into Common Stock in accordance with the terms hereof until (and at the Holder's option at any time after) the date additional shares of Common
Stock are authorized by the Borrower to permit such conversion. The Borrower shall use its best efforts to authorize a sufficient number of shares of Common
Stock as soon as practicable following the earlier of (i) such time that the
Holder notifies the Borrower or

that the Borrower otherwise becomes aware that there are or likely will be insufficient authorized and unissued shares to allow full conversion thereof and
(ii) a Conversion Default. The Borrower shall send notice to the Holder of the authorization of additional shares of Common Stock, and the Authorization Date.

     Nothing herein shall limit the Holder's right to pursue actual damages for the Borrower's failure to maintain a sufficient number of authorized shares of
Common Stock, and each Holder shall have the right to pursue all remedies available at law or in equity (including degree of specific performance and/or injunctive relief).

     1.4 METHOD OF CONVERSION.

          (a) MECHANICS OF CONVERSION. Subject to Section 1.1, this Debenture may be converted by the Holder in whole or in part at any time from time to time after the Issue Date, by (i) submitting to the Transfer Agent a Notice of
Conversion (by facsimile or other reasonable means of communication dispatched on the Conversion Date prior to 5:00 p.m., New York, New York time) and (ii)
subject to Section 1.4(b), surrendering this Debenture at the principal office of the Transfer Agent.

          (b) SURRENDER OF DEBENTURE UPON CONVERSION. Notwithstanding anything to the contrary set forth herein, upon conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender this Debenture to the Transfer Agent unless the entire unpaid principal amount of this Debenture is so converted. The Transfer Agent shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the
Holder and the Borrower, so as not to require physical surrender of this
Debenture upon each such conversion. In the event of any dispute or discrepancy, such records of the Transfer Agent shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this
Debenture is converted as aforesaid, the Holder may not transfer this Debenture unless the Holder first physically surrenders this Debenture to the Transfer
Agent, whereupon the Transfer Agent will forthwith issue and deliver upon the order of the Holder a new Debenture of like tenor, registered as the Holder
(upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this
Debenture.

     THE HOLDER AND ANY ASSIGNEE, BY ACCEPTANCE OF THIS DEBENTURE, ACKNOWLEDGE
AND AGREE THAT, BY REASON OF THE PROVISIONS OF THIS PARAGRAPH, FOLLOWING
CONVERSION OF A PORTION OF THIS DEBENTURE, THE UNPAID AND UNCONVERTED PRINCIPAL
AMOUNT OF THIS DEBENTURE REPRESENTED BY THIS DEBENTURE MAY BE LESS THAN THE
AMOUNT STATED ON THE FACE HEREOF.

          (c) PAYMENT OF TAXES.The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Debenture in a name other than that of the Holder (or in street name), and the Transfer Agent shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the
Transfer Agent the amount of any such tax or shall have established to the satisfaction of the Transfer Agent that such tax has been paid.

          (d) DELIVERY OF COMMON STOCK UPON CONVERSION. Upon receipt by the
Transfer Agent from the Holder of a facsimile transmission (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Transfer Agent shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within two (2)
business days after such receipt (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Debenture) in accordance with the terms hereof and the Purchase Agreement (including, without limitation, in accordance with the requirements of Section 2(g) of the Purchase
Agreement that certificates for shares of Common Stock issued on or after the effective date of the Registration Statement upon conversion of this Debenture shall not bear any restrictive legend).

          (e) OBLIGATION OF TRANSFER AGENT TO DELIVER COMMON STOCK. Upon receipt by the Transfer Agent of a Notice of Conversion, the Holder shall be deemed to be the Holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Debenture shall be reduced to reflect such conversion, and, unless the
Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Transfer Agent's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the
Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the
Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the
Holder in connection with such conversion. The Conversion Date with respect to a
Notice of Conversion shall be the date on which the Notice of Conversion is given so long as the Notice of Conversion is received by the Transfer Agent before 5:00 p.m., New York, New York time, on such date; or if received after
5:00 p.m. New York, New York time the Conversion Date shall be the following date.

     1.5 CONCERNING THE SHARES. The shares of Common Stock issuable upon conversion of this Debenture may not be sold or transferred unless (i) such shares

are sold pursuant to an effective registration statement under the Act or
(ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv)
such shares are transferred to an "affiliate" (as defined in Rule 144) of the
Borrower who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor (as defined in the
Purchase Agreement). Except as otherwise provided in the Purchase Agreement (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Debenture have been registered under the Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this
Debenture that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

       "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN
       REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE
       SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE
       ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES
       UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND
       SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE
       TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT
       UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

     The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the
Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, including the provisions of Rule
144 and the shares are so sold or transferred, or (ii) in the case of the Common
Stock issuable upon conversion of this Debenture, such security is registered for sale by the Holder under an effective registration statement filed under the
Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. Nothing in this Debenture shall (i) limit the Borrower's obligation under the Registration Rights Agreement or (ii) affect in any way the Holder's obligations to comply with applicable prospectus delivery requirements upon the resale of the securities referred to herein.

     1.6 EFFECT OF CERTAIN EVENTS.

          (a) EFFECT OF MERGER, CONSOLIDATION, ETC. Except as otherwise previously publicly disclosed, at the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Borrower to any
Person (as defined below) other than to a wholly-owned subsidiary of the
Borrower, the effectuation by the Borrower of a transaction or series of related transactions in which more than 50% of the voting power of the Borrower is disposed of, or the consolidation, merger or other business combination of the
Borrower with or into any other Person or Persons when the Borrower is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in
Article III) or (ii) be treated pursuant to Section 1.6(b) hereof. "Person"
shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

          (b) ADJUSTMENT DUE TO MERGER, CONSOLIDATION, ETC. If, at any time when this Debenture is issued and outstanding and prior to conversion of all of the
Debentures, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower and other than to a wholly-owned subsidiary of the Borrower, then the Holder of this Debenture shall thereafter have the right to receive upon conversion of this Debenture, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of
Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Debenture been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Debenture to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the
Debenture) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Borrower shall not effect any transaction described in this Section
1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of stockholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Debenture) and (b) the resulting successor or acquiring entity
(if not the Borrower) assumes by written instrument the obligations of this
Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

          (c) ADJUSTMENT DUE TO DISTRIBUTION. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise

(including any dividend or distribution to the Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Debenture shall be entitled, upon any conversion of this Debenture after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

          (d) PURCHASE RIGHTS. If, at any time when any Debentures are issued and outstanding, the Borrower issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights")
pro rata to the record holders of its Common Stock, then the Holder of this
Debenture will be entitled to acquire, upon the terms applicable to such
Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Debenture (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          (e) NOTICE OF ADJUSTMENTS. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in the second sentence of Section 1.2(a) and/or this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and
(iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Debenture.

     1.7 TRADING MARKET LIMITATIONS. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Borrower issue upon conversion of or otherwise pursuant to this Debenture and the other Debentures issued pursuant to the Purchase Agreement more than the maximum number of shares of Common Stock that the Borrower can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the "Maximum Share
Amount"), subject to equitable adjustment from time to time for stock splits, reverse stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof.
Once the Maximum Share Amount has been issued (the date of which is hereinafter referred to as the "Maximum Conversion Date"), if the Borrower fails to eliminate any prohibitions under applicable law or the

rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Borrower or any of its securities on the Borrower's ability to issue shares of Common Stock in excess of the Maximum Share Amount (a "Trading Market Prepayment Event"), in
lieu of any further right to convert this Debenture, and in full satisfaction of the Borrower's obligations under this Debenture, the Borrower shall pay to the
Holder, within fifteen (15) business days of the Maximum Conversion Date (the
"Trading Market Prepayment Date"), an amount equal to 135% times the sum of (a)
the then outstanding principal amount of this Debenture immediately following the Maximum Conversion Date, plus (b) accrued and unpaid interest on the unpaid principal amount of this Debenture to the Trading Market Prepayment Date, plus
(c) Default Interest, if any, on the amounts referred to in clause (a) and/or
(b) above, plus (d) any optional amounts that may be added thereto at the
Maximum Conversion Date by the Holder in accordance with the terms hereof (the then outstanding principal amount of this Debenture immediately following the
Maximum Conversion Date, plus the amounts referred to in clauses (b), (c) and
(d) above shall collectively be referred to as the "Remaining Convertible
Amount"). With respect to each Holder of Debentures, the Maximum Share Amount shall refer to such Holder's pro rata share thereof determined in accordance with Section 4.8 below. In the event that the sum of (x) the aggregate number of shares of Common Stock issued upon conversion of this Debenture and the other
Debentures issued pursuant to the Purchase Agreement plus (y) the aggregate number of shares of Common Stock that remain issuable upon conversion of this
Debenture and the other Debentures issued pursuant to the Purchase Agreement, represents at least one hundred percent (100%) of the Maximum Share Amount (the
"Triggering Event"), the Borrower will use its best efforts to seek and obtain
Stockholder Approval (or obtain such other relief as will allow conversions hereunder in excess of the Maximum Share Amount) as soon as practicable following the Triggering Event and before the Maximum Conversion Date. As used herein, "Stockholder Approval" means approval by the stockholders of the
Borrower to authorize the issuance of the full number of shares of Common Stock which would be issuable upon full conversion of the then outstanding Debentures but for the Maximum Share Amount.

     1.8 STATUS AS STOCKHOLDER. Upon submission of a Notice of Conversion by a
Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such
Holder because of a failure by the Borrower to comply with the terms of this
Debenture. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Debenture for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the
Borrower) the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted

                                       10

portions of this Debenture and the Borrower shall, as soon as practicable, return such unconverted Debenture to the Holder or, if the Debenture has not
been surrendered, adjust its records to reflect that such portion of this
Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive
Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and
(ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Borrower's failure to convert this Debenture.

                          ARTICLE II. CERTAIN COVENANTS

     2.1 DISTRIBUTIONS ON CAPITAL STOCK. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not without the Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders' rights plan which is approved by a majority of the Borrower's disinterested directors.

     2.2 RESTRICTION ON STOCK REPURCHASES. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not without the Holder's written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

     2.3 BORROWINGS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, create, incur, assume or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Borrower has informed Holder in writing prior to the date hereof, (b)
indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowings from financial institutions where the primary purpose of the proceeds is for the general corporate use of First
Info Networks, Inc. a wholly owned subsidiary of Borrower or (d) borrowings, the proceeds of which shall be used to repay this Debenture.

     2.4 SALE OF ASSETS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, sell, lease or otherwise dispose (collectively, a "Disposition") of any significant portion of its assets, other than to a wholly-owned subsidiary of the Borrower, outside the ordinary course of business unless the proceeds of such Disposition shall be used to repay this Debenture. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

                                       11

     2.5 ADVANCES AND LOANS. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Borrower, except loans, credits or advances (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof or (b) made in the ordinary course of business.

     2.6 CONTINGENT LIABILITIES. So long as the Borrower shall have any obligation under this Debenture, the Borrower shall not, without the Holder's written consent, assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection and except assumptions, guarantees, endorsements and contingencies (a) in existence or committed on the date hereof and which the Borrower has informed Holder in writing prior to the date hereof, and (b) similar transactions in the ordinary course of business.

                         ARTICLE III. EVENTS OF DEFAULT

     If any of the following events of default (each, an "Event of Default")
shall occur:

     3.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails to pay the principal hereof or interest thereon when due on this Debenture, whether at maturity, upon a Trading Market Prepayment Event pursuant to Section 1.7, upon acceleration or otherwise.

     3.2 CONVERSION AND THE SHARES. The Borrower fails to issue shares of Common
Stock to the Holder (or announces or threatens that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the
Holder in accordance with the terms of this Debenture (for a period of at least sixty (60) days, if such failure is solely as a result of the circumstances governed by Section 1.3 and the Borrower is using its best efforts to authorize a sufficient number of shares of Common Stock as soon as practicable), fails to transfer or cause its transfer agent to transfer any certificate for shares of
Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Debenture as and when required by this Debenture or the Registration Rights
Agreement, or fails to remove any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of
Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Debenture as and when required by this Debenture or the Registration Rights
Agreement (or makes any announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for ten (10) days after the Borrower shall have been notified thereof in writing by the Holder.

                                       12

     3.3 FAILURE TO EFFECT REGISTRATION. The Borrower fails to: (i) obtain effectiveness with the SEC of the Registration Statement within one hundred twenty (120) days after filing; or (ii) such Registration Statement lapses in effect (or sales cannot otherwise be made thereunder effective, whether by reason of the Borrower's failure to amend or supplement the prospectus included therein in accordance with the Registration Rights Agreement or otherwise) for more than thirty (30) consecutive days or sixty (60) days in any twelve month period after the Registration Statement becomes effective.

     3.4 BREACH OF COVENANTS. The Borrower breaches any material covenant or other material term or condition contained in Sections 1.3 or 1.6 of this
Debenture, Sections 4(c), 4(d), 4(e), 4(f), 4(g), 4(h), 4(i) or 5 of the
Purchase Agreement or any of the other Transaction Documents, and such breach continues for a period of ten (10) days after written notice thereof to the
Borrower from the Holder.

     3.5 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith
(including, without limitation, the Purchase Agreement, the Registration Rights
Agreement or any of the other Transaction Documents), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Debenture, the Purchase Agreement or the
Registration Rights Agreement or any of the other Transaction Documents;

     3.6 RECEIVER OR TRUSTEE. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed;

     3.7 JUDGMENTS. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $200,000, and shall remain un-vacated, un-bonded or un-stayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld;

     3.8 BANKRUPTCY. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower or any subsidiary of the Borrower and if instituted against Borrower is not dismissed within sixty (60) days; or

     3.9 DELISTING OF COMMON STOCK. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTCBB, the Nasdaq National
Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American
Stock Exchange.

                                       13

                            ARTICLE IV. MISCELLANEOUS

     4.1 FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     4.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by
United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail.
For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 444 Madison
Ave., 24th Floor, New York, New York 10022. Both the Holder and the Borrower may
change the address for service by service of written notice to the other as herein provided.

     4.3 AMENDMENTS. This Debenture and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term
"Debenture" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Debentures issued pursuant to the Purchase
Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

     4.4 ASSIGNABILITY. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. Each transferee of this Debenture must be an "accredited investor" (as defined in Rule 501(a) of the 1933 Act). Notwithstanding anything in this Debenture to the contrary, this Debenture may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

     4.5 COST OF COLLECTION. If default is made in the payment of this
Debenture, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

     4.6 GOVERNING LAW. THIS DEBENTURE SHALL BE ENFORCED, GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO
AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD
TO THE PRINCIPLES OF CONFLICT OF LAWS. THE BORROWER HEREBY SUBMITS TO THE
EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEW YORK,
NEW YORK WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS DEBENTURE, THE
AGREEMENTS ENTERED INTO IN

                                       14

CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH
PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE
MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE
OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY
RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR
PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN
ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL
NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND
MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER
LAWFUL MANNER. THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER
THIS DEBENTURE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING
ATTORNEYS' FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH
DISPUTE.

     4.7 CERTAIN AMOUNTS. Whenever pursuant to this Debenture the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the
Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this
Debenture and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Debenture at a price in excess of the price paid for such shares pursuant to this Debenture. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

     4.8 ALLOCATIONS OF MAXIMUM SHARE AMOUNT AND RESERVED AMOUNT. The Maximum
Share Amount and Reserved Amount shall be allocated pro rata among the Holders of Debentures based on the principal amount of such Debentures issued to each
Holder. Each increase to the Maximum Share Amount and Reserved Amount shall be allocated pro rata among the Holders of Debentures based on the principal amount of such Debentures held by each Holder at the time of the increase in the
Maximum Share Amount or Reserved Amount. In the event a Holder shall sell or otherwise transfer any of such Holder's Debentures, each transferee shall be allocated a pro rata portion of such transferor's Maximum Share Amount and
Reserved Amount. Any portion of the Maximum Share Amount or Reserved Amount which remains allocated to any person or entity which does not hold any
Debentures shall be allocated to the remaining Holders of Debentures, pro rata based on the principal amount of such Debentures then held by such Holders.

                                       15

     4.9 DAMAGES SHARES. The shares of Common Stock that may be issuable to the
Holder pursuant to this Debenture (including, without limitation Section 1.6 hereof) and pursuant to Section 2(b) of the Registration Rights Agreement
("Damages Shares") shall be treated as Common Stock issuable upon conversion of this Debenture for all purposes hereof and shall be subject to all of the limitations and afforded all of the rights of the other shares of Common Stock issuable hereunder, including without limitation, the right to be included in the Registration Statement filed pursuant to the Registration Rights Agreement.

     4.10 DENOMINATIONS. At the request of the Holder, upon surrender of this
Debenture, the Borrower shall promptly issue new Debentures in the aggregate outstanding principal amount hereof, in the form hereof, in such denominations as the Holder shall request.

     4.11 PURCHASE AGREEMENT. By its acceptance of this Debenture, each Holder agrees to be bound by the applicable terms of the Purchase Agreement.

     4.12 NOTICE OF CORPORATE EVENTS. Except as otherwise provided below, the
Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The
Borrower shall provide the Holder with prior notification of any meeting of the
Borrower's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Borrower of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the
Borrower, the Borrower shall mail a notice to the Holder, at least twenty (20)
days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section
4.12.

     4.13 REMEDIES. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the
Borrower acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Debenture, that the
Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties

                                       16

assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Debenture and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

                  IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by its duly authorized officer this ____ day of April, 2005.

                                        VSUS TECHNOLOGIES INCORPORATED

                                        By:____________________________________
                                              Eliyahu Kissos
                                              President

                                       17

                                    EXHIBIT A

                              NOTICE OF CONVERSION

                    (To be Executed by the Registered Holder
                       in order to Convert the Debentures)

     The undersigned hereby irrevocably elects to convert $__________ principal amount of the Debenture (defined below) into shares of common stock, par value
$0.001 per share ("Common Stock"), of VSUS Technologies Incorporated, a Delaware
corporation (the "Corporation"), according to the conditions of the convertible debentures of the Corporation dated as of April 14, 2004 (the "Debentures"), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any. A copy of each Debenture is attached hereto (or evidence of loss, theft or destruction thereof).

     The undersigned hereby requests that the Corporation issue a certificate or certificates for the number of shares of Common Stock set forth below (which numbers are based on the Holder's calculation attached hereto) in the name(s)
specified immediately below or, if additional space is necessary, on an attachment hereto:

         Name:______________________________________________________
         Address:___________________________________________________

     The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the
Debentures shall be made pursuant to registration of the securities under the
Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

                  Date of Conversion:____________________________
                  Applicable Conversion Price:____________________
                  Number of Shares of Common Stock to be Issued:____
                  Pursuant to Conversion of the Debentures:__________
                  Signature:____________________________________
                  Name:_______________________________________
                  Address:_____________________________________

                                       18